EXECUTIVE PARK WEST III
4716 GETTYSBURG ROAD
MECHANICSBURG, PA 17055

Fourth Addendum to Lease Agreement

This Fourth Addendum is made as of this 1st day of December, 2022 by and between Old Gettysburg Associates III L.P., a Pennsylvania general partnership (“Landlord”), and Select Medical Corporation, a Delaware corporation ("Tenant").

BACKGROUND
A.Landlord and Tenant are parties to that certain Office Lease Agreement dated June 17, 1999 (as amended by the First Addendum to Lease Agreement dated April 25, 2008, the Second Addendum to Lease Agreement dated November 1, 2012, and the Third Addendum to Lease Agreement dated May 5, 2020 (collectively, the “Lease”), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 43,919 rentable square feet of space known as 4716 Gettysburg Road, Mechanicsburg, Pennsylvania.

B.    All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

C.    Landlord and Tenant now desire to amend the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound hereby, Landlord and Tenant amend the following terms contained in the Lease as follows:

1.In accordance with the Third Addendum to Lease Agreement dated May 5, 2020, the Term of the Lease will expire on January 31, 2028.

2.    The Annual Base Rental under the Lease beginning on February 1, 2023 through January 31, 2028 shall be as follows:
February 1, 2023 – January 31, 2024 $1,097,975 ($25.00/square foot)
February 1, 2024 – January 31, 2025 $1,152,873.75 ($26.25/square foot)
February 1, 2025 – January 31, 2026 $1,210,517.44 ($27.56/square foot)
February 1, 2026 – January 31, 2027 $1,271,043.31 ($28.94/square foot)
February 1, 2027 – January 31, 2028 $1,334,595.47 ($30.39/square foot)

3.    There will be no Operating Expense due and payable by the Tenant to the Landlord under the Lease during such renewal term.

4.    Tenant will have an option to renew the lease beyond January 31, 2028 at the fair market value rental rate, as determined by the same process used by Landlord and Tenant in the past to determine the rental rates for the Lease and other leases for spaces in the buildings located on Gettysburg Road in Mechanicsburg, Pennsylvania. That process involves Tenant’s obtaining an appraisal that is approved by Landlord and Tenant’s board of directors. Tenant may exercise such right by giving written notice of its decision to Landlord by not later than February 1, 2027.

5.    All other terms and conditions contained in the Lease and not amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Fourth Addendum to be duly executed on the day and year first set forth above.

Landlord:
Old Gettysburg Associates III L.P., a Pennsylvania general partnership

By: /s/ John M. Ortenzio
John M. Ortenzio, Manager of the
General Partner

Tenant:
Select Medical Corporation

By: /s/ Michael E. Tarvin
Michael E. Tarvin,
Executive Vice President, General Counsel & Secretary